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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) December 7, 2001

                           RAVISENT TECHNOLOGIES INC.
                           --------------------------

               (Exact name of registrant as specified in charter)



DELAWARE                           000-26287                 23-2763854
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(State of other jurisdiction       (Commission               (IRS Employer
of incorporation)                  File Number)              Identification No.)


Two fifty seven Great Valley Parkway, Malvern, Pennsylvania        19355
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(Address of principal executive offices)                        (Zip Code)


        Registrant's telephone number, including area code (800) 700-0362

                                 Not Applicable
                                 --------------
         (Former name or former address, if changed since last report.)
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ITEM 2 ACQUISITION OR DISPOSITION OF ASSETS.

On December 7, 2001, RAVISENT Technologies Inc., a Delaware corporation ("Ravisent") completed the acquisition of eMation, Ltd. ("eMation"), a private company organized under the laws of the State of Israel, and certain shareholders of eMation pursuant to a Share Purchase Agreement ("The Agreement"), amended and restated as of October 5, 2001.

In accordance with the terms of the Share Purchase Agreement, Ravisent acquired all outstanding shares in the capital stock of eMation and assumed all outstanding options to purchase shares in the capital stock of eMation (the "Assumed Options") for an aggregate of 9,550,000 shares of common stock of Ravisent ("Ravisent Common Stock") (including 1,550,000 shares reserved for issuance upon exercise of the Assumed Options) having a fair market value of approximately $20 million. The estimated transaction costs incurred by Ravisent in connection with this acquisition are approximately $3 million. The acquisition is being accounted for using the purchase method of accounting. The shares of Ravisent Common Stock issued to the eMation shareholders were issued pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "Act"), and the shares of Ravisent Common Stock issuable upon exercise of the Assumed Options will be registered under the Act pursuant to a registration statement on Form S-8. An aggregate of 1,600,000 shares of Ravisent Common Stock, has been deposited with a third party escrow agent to be held in escrow to compensate Ravisent for certain losses and taxes that may arise as a result of the eMation acquisition. This escrow arrangement will expire on December 7, 2002. Additional information regarding eMation and the terms of the acquisition are set forth in the Share Purchase Agreement. The description of the transactions set forth herein does not purport to be complete and is qualified in its entirety by reference to the provisions of the definitive agreements.

The terms of the Share Purchase Agreement and the ancillary agreements were negotiated on an arms length basis. The valuation used in determining the consideration paid by Ravisent in the acquisition was calculated by three methodologies: (i) discounted cash flow analysis; (ii) comparable company valuations and their revenue, EBIT and net income multiples; and (iii) Ravisent revenue, EBIT and net income multiples. eMation's assets consisted mainly of intellectual property. The source of cash funds used by Ravisent in the acquisition consisted of cash on hand from Ravisent's recent sale of its consumer electronics and Internet appliance assets.

In connection with the acquisition, funds managed by Apax Partners and Apax Israel G.P. Inc., an affiliate of Apax Partners, were issued shares of Ravisent Common Stock (including shares held in escrow on their behalf), in consideration for their shares of eMation capital stock, as described in Ravisent's Definitive Proxy Statement on Form 14A filed with the Securities and Exchange Commission on November 19, 2001. Paul Vais, a director of Ravisent, and Evangelos Simoudis, a former director eMation and now a director of Ravisent, are both managing directors of Apax Partners.

Prior to the acquisition, Ravisent loaned a total of $4,300,000 to eMation for working capital purposes, which was converted into an intercompany note following the acquisition.


eMation is a developer of Internet-based solutions that extract and manage information from intelligent "devices" - equipment, machines, products, sensors, facilities, and systems - and make that information available to people and business systems. eMation markets a number of product lines encompassing supervisory control, data acquisition and management, and open network communications in a variety of industries. eMation has also developed a category of enterprise software, called "device relationship management" or "DRM." The eMation DRM (TM) Device Relationship Management product family enables manufacturers and service providers to use the Internet to establish and manage continuous connections with the products deployed at their customers' facilities. Device manufacturers can stay in touch with their products throughout their lifecycle, tapping the value of remote device information with new, automated e-service and e-commerce offerings. Ravisent intends to continue to conduct the business of eMation as it was conducted prior to the acquisition.


More information about RAVISENT is available at www.ravisent.com. More information about eMation and Device Relationship Management is available at www.emation.com.
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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) Financial Statements of Business Acquired.

The required financial information included in this item will be filed by amendment to this Form 8-K not later than February 20, 2002.

(b) Pro Forma Finanical Information.

The required pro forma financial information included in this item will be filed by amendment to this Form 8-K not later than February 20, 2002.

(c) EXHIBITS: The following documents are filed as exhibits herewith or incorporated by reference herein:

1. Exhibit (2.5) - Amended and Restated Share Purchase Agreement dated as of October 5, 2001 by and among Ravisent Technologies Inc., a Delaware corporation eMation, Ltd., a private company organized under the laws of the State of Israel, and certain of the shareholders of eMation, Ltd. Incorporated by reference to Ravisent's Definitive Proxy Statement on Form 14A dated November 9, 2001, as filed with the Securities and Exchange Commission on November 19, 2001 (File No. 000-26287)

2. Exhibit (99.2) - Press Release, dated December 10, 2001, issued by RAVISENT Technologies Inc. announcing the completion of the acquisition of eMation, Ltd.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           RAVISENT TECHNOLOGIES INC.
                                  (Registrant)




Date:  December 21, 2001            By:  /s/ Thomas J. Fogarty
                                       ------------------------------------
                                       Thomas J. Fogarty,
                                       EVP & CFO
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                                  EXHIBIT INDEX

EXHIBIT
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(2.5). Amended and Restated Share Purchase Agreement dated as of October 5, 2001 by and among RAVISENT Technologies Inc., a Delaware corporation, eMation, Ltd., a private company organized under the laws of the State of Israel and certain of the shareholders of eMation, Ltd. Incorporated by reference to RAVISENT's Definitive Proxy Statement on Form 14A dated November 9, 2001, as filed with the Securities and Exchange Commission on November 19, 2001 (File No. 000-26287)

(99.2) Press Release, dated December 10, 2001, issued by RAVISENT Technologies Inc. announcing the completion of the acquisition of eMation, Ltd.